March 12, 2001

                            RE: EMPLOYMENT AGREEMENT

Ms. Gretchen Hofmann
996 Bayside Cove
West Newport Beach, CA 92660

Dear Gretchen,

You and Universal City Florida Partners, d/b/a "Universal Orlando" (hereinafter referred to as "UO" or "Employer") have agreed as follows:

1.   Definitions:

     UO includes any subsidiary, or affiliated company or any divisions thereof now existing or formed at any time after the date of this Agreement; any corporation which may merge into UO or with which UO may be merged or consolidated; any corporation which may acquire all or a substantial portion of the assets or good will of UO; or any corporation which may result from a division or other reorganization of UO.

2.   Employment and Services:

     UO has employed you and you have agreed to perform your exclusive services for UO upon the terms and conditions hereinafter set forth.

     You will perform such services as requested from time to time by the
     Executive Vice President/Chief Marketing Officer, Universal Studios
     Recreation Group ("USRG"), or his duly authorized representative. Your employment agreement as Senior Vice President, Marketing will commence on
     March 19, 2001 it being understood that the EVP/CMO, USRG, or his duly authorized officers may assign you to render your services in different occupational areas within Universal Orlando or USRG provided, however, that all such services will be consistent with of the same or greater scope as your position as Senior Vice President, Marketing.

3.   Results and Proceeds:

     As your employer, UO shall own all rights in and to the results and proceeds connected with or arising out of, directly and indirectly, your services hereunder.

4.   Term:

     The term of this Agreement shall run two years (2) commencing on March 19,
     2001 and continuing until March 18, 2003.

     a.   Options:

          UO shall have the following irrevocable options to renew the term of this Agreement commencing upon the expiration of the preceding term, upon all the same terms and conditions as during the initial term.
          Such options are exercisable by written notice given not later than sixty (60) days prior to the expiration of the term preceding that for which such option is exercised:

          (i)    a period of twenty four (24) months commencing on March 19,
                 2003 and continuing until March 18, 2005;

          (ii)   a period of twenty four (24) months commencing on March 19,
                 2005 and continuing until March 18, 2007.

                 You agree and acknowledge that UO has no obligation to renew this Agreement or to continue your employment after expiration of the term hereunder, and you expressly acknowledge that no promises or understandings to the contrary have been made or reached.

5.   Compensation:

     a.   Basic Salary:

          For all your services rendered under this Agreement UO shall pay you a salary at an annual rate of no less than $290,000.00 or at such higher salary as may be determined by your performance review and the
          Executive Vice President Human Resources, USRG. Such higher salary shall subsequently be deemed the annual rate, commencing on such date as the Executive Vice President Human Resources, USRG may determine, for purposes of this Agreement. Such salary shall be payable in equal installments on UO's regular paydays during the term, subject to the usual and required employee payroll deductions and withholdings. UO is not obligated to

          actually utilize your services, and in the event it elects not to do so, you shall continue to be compensated under the terms and conditions of this Agreement unless mutually agreed upon.

6.   Place and Condition of Employment:

     Your principal place of employment unless otherwise specified, is the
     Orlando office of Universal Orlando. However, it is understood that you may be required to travel to other locations on behalf of Universal Orlando.

7.   Vacation:

     You shall be entitled to vacation with pay under the UO vacation plan.
     Vacation not taken may not be "carried over" into another year without the approval of your Department Head and the Human Resources Department. No more than ten (10) days may be carried over at any one time.

8.   Termination:

     UO may terminate your services as follows:

     a)   The Company may terminate your employment for cause at any time without advance notice. "Cause" will include, but not be limited to:

          (i)  your material failure to perform your duties;

          (ii) your material failure to comply with Company policies, including, without limitation those set forth in the UO Code of Conduct, The
               Seagram Company Ltd. Policies and Procedures for Worldwide
               Business Conduct and the Universal Studios, Inc. Discrimination
               and Sexual Harassment Policy, or

     b)   In the event you have suffered a permanent and total disability, which prevents your performance of your full-time duties under this
          Agreement but in no case shall such right be exercised until six (6)
          months from the date of the commencement of such disablement. Any temporary or partial disability shall

     c)   not be deemed to prevent your performance of your usual full-time duties under this Agreement.

9.   Relocation:

     If you voluntarily terminate employment within the first year after your relocation, you will be liable to repay all the benefits paid by the
     Company for the relocation.

10.  Benefits:

     During the term hereof, and so long as you are not in breach of this
     Agreement:

     a)   UO shall reimburse you for your reasonable and necessary business expenses in accordance with its then prevailing policy (which shall include appropriate itemization and substantiation of expenses incurred).

     b)   You shall be entitled to participate in the group insurance benefit plan.

     c)   You shall be entitled to participate in the UO 401(k) retirement program upon terms and conditions as developed by UO.

     d)   The target bonus for this position is 30% of base salary. You understand that bonuses are not guaranteed compensation. However, for the fiscal year ending June 30, 2001, we agree that your incentive bonus will be guaranteed at $30,000; further, for the partial fiscal year ending December 31, 2001, we agree that your annual incentive bonus will be guaranteed at $45,000.

     e)   You shall be eligible to participate in the Company sponsored "Highly
          Compensated Employees" supplemental benefit plan to our 401(k) plan.

     f)   You shall be entitled to participate in the UO Executive Automobile
          Plan which provides auto insurance for one vehicle and an annual auto allowance of $625.00 paid monthly, and reimburse you for business travel for approximately $7,500.00 annually.

     g)   You shall be eligible to participate in the Supplemental "Exec-U-Care"
          Medical Plan.

     h)   In accordance with The Vivendi-Universal Stock Incentive Plan, you will be eligible to participate in the Company's stock option program, at a level commensurate with your position. Annual grants are typically done in December of each year.

     i)   We understand that upon accepting o offer, you will be forfeiting potential

          long-term compensation through your existing employer. To help ameliorate the effects, we offer you a cash incentive of $100,000, payable as follows: $50,000 as soon as practical after you join the
          Company; and $50,000 on or about March 1, 2002, subject to your continued active employment.

     You further expressly agree and acknowledge that after expiration of the term hereunder you are entitled to no additional benefits not expressly set forth herein, except as specifically provided under the benefit plan referred to herein and those benefit plans in which you may subsequently become a participant and subject in all cases to the term and conditions of each such plan.

11.  Assignment of Agreement:

     Universal Orlando is a joint venture formed by Universal Studios, Inc. and the Blackstone Organization UO reserves the right subject to the full discharge of its obligation hereunder, to assign this agreement in its entirety, to such joint venture.

12.  Conflict of Interest/Trade Secrets:

     Attached hereto and made part of this Agreement are the Universal Orlando
     Code of Conduct, the Seagram Company Ltd. Policies and Procedures for
     Worldwide Business Conduct and the Universal Studios, Inc. Corporate
     Polices - Discrimination and Sexual Harassment Policy. You confirm that you have read, understand and will comply with such Policies and Codes of
     Conduct and any amendments thereto which you receive, such amendments to be consistent with the tenor of the current Policies and Codes of Conduct and not in violation of public policy.

     In addition to such Policies and Codes of Conduct, also attached hereto and made a part of this Agreement is the Employee Confidentiality and
     Non-Disclosure Agreement which provides provisions concerning protection of confidential and proprietary information owned by the Company, and protection against improper disclosure. In view of the fact that your position of service to UO is a unique one of trust and confidence and, as a condition to your employment by UO under this Agreement you agree to sign and comply with each of the provisions of such Employee Confidentiality and
     Non-Disclosure Agreement.

13.  Termination of All Previous Agreements:

     All prior personal employment service agreements (whether written, oral or implied) between us, if any, are to as of the commencement of the term of this Agreement.

14.  Choice of Laws:

     This Agreement shall be covered by and construed and enforced in accordance with and subject to the laws of the State of Florida. Any legal proceeding brought by either party for enforcing any right or obligation under this
     Agreement, or arising under any matter pertaining to this Agreement or the services to be rendered hereunder, shall be submitted without jury before any court of competent jurisdiction in the State of Florida. The parties hereto expressly waive trial by jury.

15.  Entire Agreement; Modification; Severability:

     This Agreement sets forth the entire understanding between us; there are no terms, conditions, representations, warranties or covenants other than those contained herein. No term or provision of this Agreement may be amended, waived, released, discharged or modified in any respect except in writing, signed by the appropriate party(ies). No waiver of any breach or default shall constitute a waiver of any other breach or default; whether of the same or any other term or condition. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

Very truly yours,

UNIVERSAL ORLANDO,

/s/ John R. Sprouls
----------------------------------------
John R. Sprouls
Executive Vice President,
Human Resources, USRG

JRS:dlg

AGREED:

/s/ Gretchen Hofmann
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    Gretchen Hofmann                                 3/22/01
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